EXHIBIT 16.1  FORMER AUDITOR’S LETTER

MEILKE & HOLLADAY, LLP
CERTIFIED PUBLIC ACCOUNTANT
230 PARK AVENUE SUITE 2430
NEW YORK, NEW YORK 10169
TELEPHONE (212) 808-4180
TELECOPIER (212) 808-0436
email: ran.holladay@attorney-cpa.com
C. RAN(DOLPH) HOLLADAY		PETER A. MEILKE (1946-1999)

September 8, 2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Abalone, Inc., which we understand will be filed with the Commission, pursuant to Item 23, Changes in and Disagreements with Accountants on Accounting and Financial Disclosures, of Abalone's Registration Statement on Form SB-2/A, Amendment No. 4.

We agree with the statements concerning our Firm in such Item 23 of Form SB-2.

Sincerely,

Meilke & Holladay, LLP

/s/  C. Randolph Holladay

By:

C. Randolph Holladay